Exhibit 1

[LETTERHEAD OF KPMG LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Bennett Environmental Inc.

We consent to the use of our report, dated February 28, 2005, included in this annual report on Form 40-F.

KPMG LLP (signed)

Chartered Accountants

Vancouver, Canada

February 28, 2005